As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-150986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

233 S. Wacker Drive

Chicago, Illinois 60606

(Address of principal executive offices)

United Airlines Pilot Directed Account Plan

United Airlines Management and Administrative 401(k) Plan

United Airlines Ground Employee 401(k) Plan

United Airlines Flight Attendant 401(k) Plan

(Full title of the plan)

Brett J. Hart

Executive Vice President, General Counsel and Secretary

United Continental Holdings, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

(872) 825-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

United Continental Holdings, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 333-150986) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 16, 2008. The Registration Statement registered an aggregate of (i) 4,250,000 shares of common stock, $.01 par value per share, of the Registrant (“Common Stock”), and an indeterminate amount of plan interests to be offered and sold pursuant to the United Airlines Pilot Directed Account Plan, (ii) 2,500,000 shares of Common Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the United Airlines Management and Administrative 401(k) Plan, (iii) 7,000,000 shares of Common Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the United Airlines Ground Employee 401(k) Plan and (iv) 2,250,000 shares of Common Stock and an indeterminate amount of plan interests to be offered and sold pursuant to the United Airlines Flight Attendant 401(k) Plan (collectively, with the United Airlines Pilot Directed Account Plan, the United Airlines Management and Administrative 401(k) Plan and the United Airlines Ground Employee 401(k) Plan, the “Plans”)

The Plans no longer offer Common Stock as an investment option. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any remaining shares of Common Stock and all plan interests that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 30, 2014.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Chris Kenny
Name: Chris Kenny
Title: Vice President and Controller

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance upon Section 478 of the Securities Act of 1933, as amended.

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 30, 2014.

UNITED AIRLINES PILOT DIRECTED ACCOUNT PLAN

By:	/s/ Chris Kenny
Name: Chris Kenny
Title: Vice President and Controller

UNITED AIRLINES MANAGEMENT AND ADMINISTRATIVE 401(k) PLAN

By:	/s/ Chris Kenny
Name: Chris Kenny
Title: Vice President and Controller

UNITED AIRLINES GROUND EMPLOYEE 401(k) PLAN

By:	/s/ Chris Kenny
Name: Chris Kenny
Title: Vice President and Controller

UNITED AIRLINES FLIGHT ATTENDANT 401(k) PLAN

By:	/s/ Chris Kenny
Name: Chris Kenny
Title: Vice President and Controller